Exhibit 99.2

Q3 2014 Investor Update
November 12, 2014

Forward-Looking Statements

Please see the company’s release and website at www.intersections.com for additional details on quarterly results.
Statements in this presentation relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,”
“estimate,” “expect,” “project,'' “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the impact of the regulatory environment on the Company’s business, the Company’s ability to execute its business strategy, the outcome of the CFPB investigation of our U.S. financial institution business, the timing and success of new product launches, including its VOYCETM pet health and wellness product, adjustments in investments in our IDENTITY GUARD® and
VOYCETM brands and/or other growth initiatives, the risk that the Company will not successfully implement its streamlining and cost-reduction plan, the risk that the implementation of the plan will be delayed, including as a result of labor and employment laws, rules and regulations, the risk that the plan will not result in the anticipated benefits or cost savings, and the risk that the new plan will negatively impact the Company’s ability to successfully operate its business or retain its key employees. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under “Forward-Looking Statements,” “Item 1.  Business—
Government Regulation” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and in its recent Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange
Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

IDENTITY GUARD.

voyce™

UNDERSTAND YOUR DOG
LIKE NEVER BEFORE

INTERSECTIONS INC.

About Intersections Inc.
Intersections Inc. (Nasdaq: INTX) is a leading provider of identity risk management, privacy protection and other subscription based services for consumers. Our core services monitor personal information for our consumers, aggregate it into digestible, consumer-friendly reports and alerts, and provide personalized education and support to help our customers understand their information and take the actions they deem appropriate. Since its business was founded in 1996, Intersections has protected the identities of more than 36 million consumers. To learn more, visit
www.intersections.com.
Founded:	1996
NASDAQ Symbol:	INTX
Headquarters:	Chantilly, VA
Consumers Protected To Date:	Over 36 million

Fast Facts

Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

► Revenue for Q3 ‘14 was $59.8 million, compared to $75.8 million in Q3 ‘13 and $64.3 million in
 Q2 ’14. The decrease in revenue from the same quarter last year continued to be due to:
 - The reduction, suspension or termination of marketing as well as the impact of portfolio cancellations in prior quarters by some of our U.S. financial institution clients.
 o Notably the 2Q ‘14 portfolio cancellation with Capital One and the 4Q ‘13 portfolio cancellation with JP
 Morgan Chase
 - This was partially offset by the 12% revenue growth from our consumer direct product line Q3 ‘14 over Q3 ’13.
► The run-off of the U.S. financial institution legacy business Continues to be slightly better than expected. Excluding the Capital One portfolio cancellation in Q2’ 2014, revenue declined between Q2 ‘14 and Q3 ‘14 by approximately $1.2 or less than 2%.
► Total subscribers decreased to approximately 2.2 million at the end of Q3 ‘14 compared to 3.6 million at the end of Q3 ’13 and 2.3 million at the end of Q2 ‘14.
 - On a rolling 12 month basis our overall retention at the end of Q2 ‘14 was 54.8% compared to 69.6% as of Q2 ’13
 o Excluding the impact of portfolio cancelations the underlying retention would have been 90.5% as of the end of Q3 ‘14 compared to 88.9% as of Q2 ‘14
 - Cancels greater than 90 days increased from 25.5 % in Q3 ‘13 to 43.2 % in Q3 ‘14 due to portfolio cancelations in the last 12 months
 o Excluding the impact of portfolio cancelations the cancels greater than 90 days would have been approximately 23.5%
Q3 2014 Operating Results
Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

► Adjusted EBITDA before share related compensation and non-cash impairment charges for Q3 ‘14 was
 $(6.6) million, compared to $6.1 million for Q3 ’13 and $1.2 million for Q2 ‘14. The primary drivers of this decrease from the same quarter as last year are:
 – A restructuring charge of $4.1 million, primarily related to a workforce reduction
 – A liability recorded of approximately $3.4 million for estimated underpayment of certain state non-income business taxes
 – Continued decrease in revenue and income from our U.S. financial institution clients which was partially offset by increased revenue from our consumer direct product line (in our CP&S segment)
 – A loss from operations of $3.9 million in our Pet Health Monitoring segment, $(460) thousand worse than in Q3 ‘13
► Excluding the $7.5 million in one-time expenses for a restructuring charge and estimated payment of certain state non-income business taxes described in first two bullets above, adjusted EBITDA would have been approximately $855 thousand.
► Net (loss) for Q3 ‘14 was $(3.9) million compared to $(1.5) million net loss for Q3 ‘13 and $(2.0) million for Q2 ‘14
 – Diluted loss per share was $(0.47) for the nine months ended September 30, 2014, compared to diluted earnings per share of $0.12 for the nine months ended September 30, 2013
► As of September 30, 2014 we had a cash and cash equivalents balance of $11.5 million
 – Cash provided by operations for Q3 ‘14 was approximately $1.1 million
► On October 7, 2014 Intersections entered into a new loan agreement with Silicon Valley Bank to provide for a $15 million revolving credit facility with a two year maturity term.
 – The loan agreement is subject to covenants and restrictions, including a current restriction on paying dividends and repurchasing shares
Q3 2014 Operating Results (cont’d)
Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

► We plan to transform Intersections into a more dynamic, entrepreneurial and agile marketing and product business.
► We believe we are on the path to achieving our goals of:
 – Focusing on our IDENTITY GUARD® brand as the growth engine for our identity theft and privacy protection solutions through both new partners and directly to consumers
 – Continuing to provide top notch service for our existing private label subscriber base, comprised mostly of our existing financial institution subscribers
 – Building our Canadian business lines through new products and new channels
 – Launching our cutting edge VoyceTM product and becoming the leading player in the pet health and wellness space
 – Reinvigorating our insurance business through new products and marketing channels
 – Accelerating Captira Analytical’s efforts to transform the bail bond technology support space
Intersections’ New Strategic Vision

► The progress of our plans to position Intersections for 2015 and anticipated future growth are on track and meeting management’s expectations.
► With approximately $10 million in annualized cost savings expected to be achieved by year end 2014, we are well ahead of plan with our streamlining initiatives.
 – This involves the reduction of approximately 65 headcount by the end of this year
 – Resulted in a restructuring charge of $4.1 million in Q3 ‘14.
► We expect to achieve the remaining annualized cost savings in our $15 to $19 million targeted total by 3Q ‘15.
► Our Consumer Direct subscriber base grew by over 15% Q3 ‘14 over Q3 ’13, with revenue growing by 12% year to date in 2014 compared to the same period in 2013
► We are excited about the upcoming kick off of our pet health and wellness product
 VoyceTM. We expect to begin commercial production in the next few weeks and generate revenue from our VoyceTM platform and service within Q1 ‘15.
 – We currently expect the (loss) from operations before income taxes for our Pet Health and Wellness segment for
 2014 to be approximately $(13.5) million.
► Our prior guidance remains unchanged except for our expectation of VoyceTM revenue starting in Q1 ‘15 vs Q4 ’14 and the higher loss in our pet health and wellness segment described above.
Third Quarter 2014 Strategic Plan Update

$ in 000's	Three Months Ended 9/30/2014	Nine Months Ended 9/30/2014
Consolidated income (loss) before income taxes	($9,756)	($14,622)
Non-cash share based compensation	$510	$3,186
Dividend equivalents	$0	$448
Goodwill, intangible and long-lived asset impairment charges	$0	$0
Depreciation	$1,276	$4,254
Amortization	$853	$2,559
Interest expense, net	$257	$518
Other expense (income) net	$239	$377
Restructuring Charge	$4,102	$4,102
Estimated Charge for Non-Income Business taxes	$3,373	$3,443
Goodwill Adjustment	$0	$0
Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges	$855	$4,265

INTERSECTIONS INC.

Reconciliation of Non-GAAP Financial Measures

INTERSECTIONS INC.
NASDAQ: INTX

Innovating to protect
WHAT'S IMPORTANT TO YOU

Thank You

IDENTITY GUARD

voyce™

UNDERSTAND YOUR DOG
LIKE NEVER BEFORE

INTERSECTIONS INC.

Corporate Headquarters
Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, VA 20151
Toll-free: 800.695.7536
www.intersections.com
Investor Relations
Eric S. Miller
IR@intersections.com
Tel: 703.488.6100
VOYCE
www.mydogsvoyce.com
Identity Guard
www.identityguard.com